UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 29, 2014

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As previously announced, on March 6, 2014, Safeway Inc. (“Safeway”), AB Acquisition LLC (“AB Acquisition”), Albertson’s Holdings LLC (“Albertsons Holdings”), a subsidiary of AB Acquisition, Albertson’s LLC (“Albertson’s LLC”), a subsidiary of Albertsons Holdings, and Saturn Acquisition Merger Sub, Inc. (“Merger Sub” and together with AB Acquisition, Albertsons Holdings and Albertson’s LLC, “Albertsons”), a subsidiary of Albertsons Holdings, entered into an Agreement and Plan of Merger, which was subsequently amended on April 7, 2014 pursuant to Amendment No. 1 and on June 13, 2014 pursuant to Amendment No. 2 (as amended, the “Merger Agreement”), pursuant to which the parties agreed that, on the terms and subject to the conditions set forth in the Merger Agreement, AB Acquisition will acquire Safeway (the “Merger”).
In an offering memorandum related to Merger financing, Albertsons plans to disclose that Safeway's identical-store sales (excluding fuel and excluding the Eastern division) for the third quarter of 2014 grew 3.5%, due primarily to price inflation.
In light of the pending Merger, Safeway no longer holds quarterly earnings conference calls or issues earnings releases. The third quarter quarterly report on Form 10-Q will be available at http://investor.safeway.com or the SEC website no later than Thursday, October 16, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: September 29, 2014	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel